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Transcripts of Two Videos to Pivotal Employees

1. The following is a transcript of a video of Edward Hieatt, Senior Vice President, Customer Success, Pivotal; Onsi Fakhouri, Senior Vice President, Cloud R&D, Pivotal; and Ian Andrews, Senior Vice President, Products and Marketing, Pivotal. The video was sent to Pivotal employees on November 15, 2019.

Edward: Hi, everyone. And thanks for joining Onsi, Ian and me. The three of us have been very involved with the integration efforts with VMware these last few months. And I want to talk a bit about the latest with the Tanzu vision, how Pivotal fits in, and what it means for all of us and how we’ll operate the business unit after the close.

To begin with, Ian - after VMworld you shared a video explaining basically what Tanzu is. Not everyone probably saw that video, could you explain a bit more about the Tanzu vision and how it’s evolved?

Ian: You’re kidding. Everyone didn’t go and watch that video? That’s amazing. [laughs] First I would say I’m super excited about where we are in the integration process. Really happy. . . . And I think where we’re going is something that all of us should be excited about. Because if we look at VMware, over the last 20 years they have built this incredible franchise in software infrastructure technology. And not only have they done that on the tech side, but they’ve built this incredible community of millions of people who build, run, manage all of that software infrastructure in hundreds of thousands of customers around the world. And really VMware sees their next horizon of growth as starting to work with developers and helping their customers as they go through modernization of their portfolio of their applications that run their business. And if you think about what we’ve been doing at Pivotal for the last seven years now, it’s really been focused on enabling those developers to be more successful and ultimately drive some really meaningful outcomes for the companies they all work for.

We built the platform with the right abstractions and the tooling to help developers and, most importantly, we’ve taught organizations how to operate successfully building and modernizing their cloud native applications.  And so as we move into VMware, we’re entering a new business unit under a completely new brand that VMware has launched called “Tanzu.”  And that will be the Pivotal team, the former Heptio team, and the Bitnami team coming together as one organization, focused on delivering the platform, tools and services necessary to build, manage and run the applications that matter most to our customers. And I couldn’t be more excited about this. I’ve spent the last few months on the road, mostly nonstop, with our teams here at Pivotal, customers, prospects, industry analysts, and I think their reception has been almost universally positive. Where we’re taking the portfolio of products in the future is something that people see as absolutely necessary for their own success. And I can’t wait to get started.

Onsi: Yeah Ian, this is a significant moment in our industry—all these companies are making a generational shift in how they build and operate software and it’s like Pivotal has been at the epicenter of this shift. Our philosophy has always been to help customers get better at building and running software and we do it by partnering with them and give them this platform that’s optimized for developer and operator productivity and we enable them with services that teach the know-how for how to work in that more modern way.

So I’m excited about Tanzu because it’s a continuation and expansion of that philosophy.  No other company has a vision as ambitious as what Tanzu is; and I believe that joining VMware is going to give us an opportunity to not just to continue that mission, but to have an even bigger impact on the industry than I think we could have as a standalone company. So folks who are watching, if you are passionate about being at the center of this work, I think there is going to be no better place to do it than working on Tanzu.

Edward: Yeah, I completely agree, Onsi. And obviously we’ve had the luxury of being very involved in these kinds of conversations for the last few months. But I think as you all start to really dig in and understand what we’re trying to accomplish here under VMware and the Tanzu banner, you’ll get really excited as well. This really is an industry changing play that we’re up to here and it could be amazing for all of us.

Now, with all that said though, I’m sure many of you are wondering more about exactly how we are going to fit into VMware, [and] how are we going to integrate the organization. And there has been as you might imagine a lot of discussion on this and working on getting it as effective as possible. But basically the high level of it as Ian said is Pivotal, Heptio, Bitnami and parts of VMware that already exist will come together and form a new “business unit” inside VMware. This is a construct that VMware already has in various other lines of business.  The key thing to understand about it is this is a discrete entity organizationally inside VMware. We’re going to run this thing, as a leadership team, discreetly inside the larger VMware company.  Ray O’Farrell who you might have met when we kicked the acquisition conversation is the General Manager of the Taznu business unit, and he has been hard at work defining the leadership team made up of leaders in Sales, Services, Support, Marketing, Product Strategy, Engineering, Alliances, etc. That’s going to be the leadership team that operates the Tanzu business inside VMware across all of those key functions.

The goal is, in the organizational design, to keep the momentum Pivotal has built, and augment it and grow it over time. And I’m really quite pleased about how it’s ended up frankly. I’ve met many of the new leaders who are going to be my counterparts across the different functions and I think it’s coming together really well to form a bond across that leadership team.

Let’s go a bit deeper though. There are really two main pieces of the business unit:

First is the Go-To-Market piece of the business unit, which means from the Pivotal side our roughly 2,000 of us in Sales, PA, ED, Services, Support, Alliances, Marketing, Data, etc. -— all of the people who are customer facing running the business. The goal organizationally in terms of design has been to keep the business running exactly how it has been run. And the reason for that is basically that the subscription nature of our business and the differentiated services that we have are so different from how VMware traditionally is operated. So the idea there is to keep the Go-To-Market (GTM) team operating exactly the same as it always has at Pivotal.

And so as a result, we will partner of course with the core VMware sales and services teams, we are not going to merge any of our Go-To-Market teams into those larger groups and we’ll leave them alone. And we’re going to report from the GTM world and report up directly into Sanjay Poonen as a result, who is the COO of customer operations. There is an organizational change at foot which is to bring in some of the PKS people from the existing VMware core field into the Tanzu world.  Other than that, there’s really no change to how we’ll operate the GTM business.

Onsi: Yeah, so that’s GTM. And the second big piece is the R&D team, and the R&D team will report directly into Ray, making a combined team of about 1,000 people, everyone — Greenplum, PCC, Spring, Tracker, Cloud Foundry, PKS.  Everyone is going to be rolling up to Ray.

And when you pull in the Heptio R&D team, that’s 1,000 people strong. And of that, Pivotal’s R&D team is going to be 800 strong today. And that’s plugging in as well. So because we’re so large, we are going to need to be empathetic actually to the other teams we’re merging with!  We’re going to be this huge component of the Tanzu R&D team.

Edward: So I think the organizational integration is set up really well. There’s a lot of details obviously to work through there, with the Tanzu vision, with exactly how we’re going to operate all of the different parts of the business. But, as I hope you can see, while there are some changes, in many ways, we’re really operating the business as we always have at Pivotal, augmenting it with other parts of VMware. And that really means VMware is placing a lot of faith in us, as Pivotal leadership and the Pivotal team, to continue to do the work we’ve done and lead the way in operating a subscription business at scale, helping large enterprises produce amazing outcomes. So I’m honestly very excited about the future. I think this is teed up very well for us to go and continue the mission as Onsi said and I’m personally signed up and ready to do this and I hope you’ll join me—there really couldn’t be a better way to continue Pivotal’s mission. It’s very exciting for all of us.

2. The following is a transcript of a video of Ray O’ Farrell, EVP & GM, Modern Apps Platform Business Unit, VMware. The video was sent to Pivotal employees on November 15, 2019.

Ray: Hello everybody. . . .This is an opportunity for people to think through the advantages and the opportunities that will occur at Pivotal and VMware when we bring these two companies together. I wanted to spend a few moments to share what I am hearing from the field, what I am hearing from customers and at events such as VMworld and here in Tokyo where I am at right now for vForum.

We speak a lot today about companies going through digital transformation.  When I talk about this, what I often focus on is the fact that in many cases those companies are not technology companies.  Digital transformation affects everything that they do but technology is a key component to allow them to do that successfully. In almost all cases, they are focused on the applications that this business builds in order to allow them to interact with their customers, in order to interact with their employees or interact with their supply chain in new and unique ways.

Quite often I would say, a company who fails to leverage those digital technologies or go through that transformation is leaving a very dangerous gap for competitors to move into.  That creates an urgency. Those companies need somebody to help them make this transformation.

I believe the combination of VMware and Pivotal is the unique company to offer them that help.   VMware is a trusted company when it comes to building the infrastructure that they have used for past 20 years.  Pivotal is a company who uniquely is able to make these companies transform.  And so by bringing these two together, we were able to build a story which says from the infrastructure to your cloud native development all the way to the services that you need to make that happen, there is one place to come, and that place to come is, of course, VMware.  VMware leveraging the strength of Pivotal and being able to enable at scale what Pivotal has built to date.

So I am looking forward to working with all of you as we begin on this big new journey.  A journey that really builds a whole new story for VMware, and a story powered by Pivotal. A story that says we will do what we have done for the world of infrastructure for the past twenty years, we are going to do that now for the lines of business and for application developers.  Make them more efficient, help them deliver software at speed and at scale.  Help them transform their businesses.

As I mentioned in the last Integration Update, I am eagerly awaiting the deal closing so we can start building great products and services together, and I’m excited about what we’re going to achieve collectively as the Tanzu team!

 Leadership Team Build, Run and Manage Modern Applications in Production Go-To-Market (Sanjay Poonen) R&D (Ray O’Farrell) Tanzu (Ray O’Farrell)

The Tanzu vision

Build modern applications

Run enterprise Kubernetes anywhere

Manage clusters wherever they are

VMware Tanzu
Build
Modern Applications
Traditional | Open Source | Cloud Native
Run
Enterprise Kubernetes
On-premises | Public Cloud | Edge
Manage
Kubernetes for Developers and IT
Multi-cloud
Multi-cluster
Multi-team

Pivotal

 Leadership Team Build, Run and Manage Modern Applications in Production Go-To-Market (Sanjay Poonen) R&D (Ray O’Farrell) Modern Applications Platform Business Unit (Ray O’Farrell)

Leadership Team

Build, Run and Manage Modern Applications in Production

Modern Applications Platform Business Unit
(Ray O'Farrell)
R&D
(Ray O'Farrell)
Go-To-Market
(Sanjay Poonen)

Pivotal

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMWare and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement for Pivotal’s 2019 Annual Meeting of Stockholders which was filed with the SEC on May 3, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which will be filed with the SEC, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.